EXHIBIT 99.1

Positive Clinical Results for Fantom

San Diego, California and Sydney, Australia (Wednesday, 18 May 2016, AEST) – At the Paris Course on Revascularization (“EuroPCR”) being held this week in Paris, France, REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) announced positive six-month results from the first cohort of patients in the Company’s FANTOM II clinical trial. The Company had previously announced very good acute results from the trial. The FANTOM II trial is evaluating the safety and performance of the Fantom® sirolimus-eluting bioresorbable coronary scaffold, which was implanted in 240 patients in two cohorts between March 2015 and March 2016.

Clinical follow-up of the 117 patients in Cohort A showed a very low rate of Major Adverse Cardiac Events (“MACE”) through six months. MACE is a composite of cardiac death, myocardial infarction (“heart attack”), and clinically-driven revascularization. The reported preliminary six-month MACE rate of 1.71% demonstrates Fantom’s ability to effectively treat patients with coronary artery disease over this time frame.

An analysis of angiographic imaging of the first 100 patients at six months showed that the treated coronary arteries had a mean in-segment late lumen loss (“late loss”) of 0.21 mm. This low late loss is a desirable result that historically corresponds to positive long-term outcomes, and compares to permanent drug-eluting stents and competitive bioresorbable scaffolds that generally have late loss values in the range of 0.20 mm to 0.40 mm.

“The current results from the FANTOM II clinical trial are very encouraging,” stated Dr. Alexandre Abizaid, co-principal investigator for the trial and Director of Invasive Cardiology at Institute Dante Pazzanese of Cardiology in Sao Paulo, Brazil. “We look forward to continuing to follow our patients that have been treated with Fantom and providing longer-term data.”

The presentation materials delivered at the conference are attached hereto, and are available in the Investor Relations section of REVA’s website at www.revamedical.com.

About REVA

REVA is a clinical stage medical device company located in San Diego, California, USA, that is working to commercialize its proprietary bioresorbable stents, which are called “scaffolds.” The Company’s scaffolds have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through

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HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s initial product, the Fantom® scaffold, has been designed to offer an ideal balance of thinness and strength and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other product.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, recruit and retain our key personnel, and estimates regarding our capital requirements and financial performance. You should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 10, 2016, and as may be updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 438 217 279	+61 3 9866 4722
+1 858-966-3045	Andrew Cohen
+61 408 333 452

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HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability